FOR IMMEDIATE RELEASE

Boston Scientific Announces Results for Third Quarter 2022

Marlborough, Mass. (October 26, 2022) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.170 billion during the third quarter of 2022, growing 8.1 percent on a reported basis, 13.7 percent on an operational1 basis and 11.5 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income available to common stockholders of $174 million or $0.12 per share (EPS), compared to $405 million or $0.28 per share a year ago, and achieved adjusted3 EPS of $0.43 for the period, compared to $0.41 a year ago.

“I'm pleased with our team's ongoing commitment to executing our strategy, and the double-digit organic revenue growth we delivered across nearly every business,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. "Despite ongoing challenges in the macro environment, we remain focused on enhancing our portfolio and delivering strong global performance."

Third quarter financial results and recent developments:

•Reported net sales of $3.170 billion, representing an increase of 8.1 percent on a reported basis, compared to the company's guidance range of 6 to 8 percent; 13.7 percent on an operational basis; and 11.5 percent on an organic basis, compared to the company's guidance range of 8 to 10 percent, all compared to the prior year period.

•Reported GAAP net income available to common stockholders of $0.12 per share, compared to the company's guidance range of $0.20 to $0.24 per share, and achieved adjusted EPS of $0.43 per share, compared to the guidance range of $0.43 to $0.45 per share.

•Achieved net sales growth in each reportable segment4, compared to the prior year period:
◦MedSurg: 6.5 percent reported, 11.0 percent operational and 9.8 percent organic
◦Cardiovascular: 9.1 percent reported, 15.3 percent operational and 12.6 percent organic

•Achieved net sales growth/(declines) in each region, compared to the prior year period:
◦U.S.: 12.0 percent reported and operational
◦EMEA (Europe, Middle East and Africa): (0.8) percent reported and 15.2 percent operational
◦APAC (Asia-Pacific): 2.8 percent reported and 15.3 percent operational
◦LACA (Latin America and Canada): 20.4 percent reported and 24.2 percent operational
◦Emerging Markets5: 28.1 percent reported and 40.0 percent operational

•Received CE Mark for the LUX-Dx™ Insertable Cardiac Monitor System, a long-term diagnostic device inserted under the skin in patients to detect arrhythmias associated with conditions such as atrial fibrillation (AF), cryptogenic stroke and syncope.

•Received U.S. Food and Drug Administration (FDA) approval to expand the instructions for use labeling for the WATCHMAN™ FLX Left Atrial Appendage Closure (LAAC) Device to include a

45-day dual anti-platelet therapy (DAPT) option as an alternative to 45-day oral anticoagulation plus aspirin for post-procedural treatment of patients with non-valvular atrial fibrillation.
•Launched Rezūm™ Water Vapor Therapy, a non-surgical treatment for benign prostatic hyperplasia (BPH), in Japan following regulatory approval from Japan’s Ministry of Health, Labor and Welfare (MHLW) and approval of a new reimbursement category from Japan’s Central Social Insurance Medical Counsel (Chuikyo) for both the device and procedure.

•Launched a line extension of the ELUVIA™ Drug-Eluting Stent (DES), introducing the longest-length DES (150 mm) available for treatment of patients with peripheral artery disease (PAD) in the superficial femoral artery (SFA).

•Presented late-breaking clinical data for the PROTECTED TAVR randomized trial evaluating the use of the SENTINEL™ Cerebral Protection System to reduce the risk of peri-procedural stroke in patients with aortic valve stenosis who are indicated for transcatheter aortic valve replacement (TAVR). The primary endpoint was not met, as data demonstrated a non-significant 21% relative risk reduction in all-stroke through 72 hours or time of hospital discharge in patients treated with the device vs. TAVR alone, while a secondary non-powered analysis demonstrated a significant 63% relative risk reduction in disabling stroke.

•Completed enrollment in the AGENT IDE trial, a prospective, multi-center, randomized study evaluating the safety and effectiveness of the AGENT™ Drug Coated Balloon for the treatment of patients with coronary artery disease who experience in-stent restenosis.

•Completed the acquisition of Obsidio, Inc., a privately-held company that developed a gel embolic material technology used for embolization of blood vessels in the peripheral vasculature.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items.
4. In the first quarter of 2022, we reorganized our operational structure and have aggregated our core businesses, each of which generate revenues from the sale of medical devices (Medical Devices), into two reportable segments comprised of MedSurg and Cardiovascular. Within the Cardiovascular segment, the newly formed Cardiology division represents the combined former Rhythm Management and Interventional Cardiology businesses. We have revised prior period amounts to conform to the current year presentation.
5. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities.

Net sales for the third quarter by business and region:

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2022	2021
Endoscopy	$559	$533	4.9%	(5.6)%	10.4%	—%	10.4%
Urology and Pelvic Health	433	384	12.6%	(3.6)%	16.2%	3.6%	12.6%
Neuromodulation	221	221	(0.1)%	(3.2)%	3.2%	—%	3.2%
MedSurg[4]	1,213	1,138	6.5%	(4.4)%	11.0%	1.2%	9.8%
Cardiology	1,479	1,342	10.2%	(6.3)%	16.5%	3.7%	12.8%
Peripheral Interventions	479	452	5.9%	(6.0)%	12.0%	—%	12.0%
Cardiovascular[4]	1,958	1,794	9.1%	(6.2)%	15.3%	2.8%	12.6%
Net Sales	$3,170	$2,932	8.1%	(5.5)%	13.7%	2.2%	11.5%

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2022	2021
U.S.	$1,934	$1,726	12.0%	—%	12.0%
EMEA	585	590	(0.8)%	(16.0)%	15.2%
APAC	532	517	2.8%	(12.5)%	15.3%
LACA	119	99	20.4%	(3.8)%	24.2%
Net Sales	$3,170	$2,932	8.1%	(5.5)%	13.7%

Emerging Markets[5]	$454	$354	28.1%	(11.9)%	40.0%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2022

The company now estimates net sales growth for the full year 2022, versus the prior year period, to be approximately 6.5 percent on a reported basis, and approximately 9 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company now estimates EPS on a GAAP basis in a range of $0.57 to $0.63 and estimates adjusted EPS, excluding certain charges (credits), of $1.71 to $1.74.

The company estimates net sales growth for the fourth quarter of 2022, versus the prior year period, to be in a range of approximately 2 to 4 percent on a reported basis, and approximately 7 to 9 percent on an organic basis. Fourth quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.23 to $0.28 and adjusted EPS, excluding certain charges (credits), of $0.45 to $0.48.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the fourth quarter and full year 2022; our financial performance; our business plans and product performance, and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of the ongoing COVID-19 pandemic on our operations and financial results; the impact of foreign currency fluctuations; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; labor shortages and increases in labor costs; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2022	2021	2022	2021

Net sales	$3,170	$2,932	$9,440	$8,761
Cost of products sold	979	900	2,945	2,739
Gross profit	2,191	2,032	6,495	6,022

Operating expenses:
Selling, general and administrative expenses	1,132	1,066	3,357	3,206
Research and development expenses	339	310	993	884
Royalty expense	11	14	34	38
Amortization expense	202	184	604	549
Intangible asset impairment charges	125	128	132	173
Contingent consideration net expense (benefit)	20	(26)	68	(117)
Restructuring net charges (credits)	4	9	18	18
Litigation-related net charges (credits)	—	—	42	302
Gain on disposal of businesses and assets	—	(40)	—	(48)
	1,833	1,645	5,248	5,003
Operating income (loss)	358	387	1,247	1,019

Other income (expense):
Interest expense	(63)	(86)	(406)	(254)
Other, net	(51)	181	(96)	192
Income (loss) before income taxes	245	483	745	957
Income tax expense (benefit)	57	64	188	10
Net income (loss)	$188	$419	$558	$946
Preferred stock dividends	(14)	(14)	(42)	(42)
Net income (loss) available to common stockholders	$174	$405	$516	$905

Net income (loss) per common share - basic	$0.12	$0.28	$0.36	$0.64
Net income (loss) per common share - assuming dilution	$0.12	$0.28	$0.36	$0.63

Weighted-average shares outstanding
Basic	1,431.6	1,423.8	1,429.7	1,421.3
Assuming dilution	1,440.0	1,435.6	1,438.7	1,433.0

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2022
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$2,191	$1,833	$358	$(114)	$245	$188	$(14)	$174	$0.12
Non-GAAP adjustments:
Amortization expense	—	(202)	202	—	202	174	—	174	0.12
Intangible asset impairment charges	—	(125)	125	—	125	96	—	96	0.07
Acquisition / divestiture-related net charges (credits)	23	(65)	87	26	113	112	—	112	0.08
Restructuring and restructuring-related net charges (credits)	14	(4)	18	—	18	16	—	16	0.01
Litigation-related net charges (credits)	—	—	—	—	—	(0)	—	(0)	(0.00)
Investment portfolio net losses (gains)	—	—	—	(3)	(3)	(3)	—	(3)	(0.00)
EU MDR implementation costs	12	(7)	20	—	20	17	—	17	0.01
Debt extinguishment charges	—	—	—	—	—	(0)	—	(0)	(0.00)
Deferred tax expenses (benefits)	—	—	—	—	—	35	—	35	0.02
Adjusted	$2,240	$1,430	$810	$(91)	$719	$634	$(14)	$620	$0.43

	Three Months Ended September 30, 2021
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$2,032	$1,645	$387	$95	$483	$419	$(14)	$405	$0.28
Non-GAAP adjustments:
Amortization expense	—	(184)	184	—	184	168	—	168	0.12
Intangible asset impairment charges	—	(128)	128	—	128	109	—	109	0.08
Acquisition / divestiture-related net charges (credits)	12	19	(7)	(225)	(232)	(230)	—	(230)	(0.16)
Restructuring and restructuring-related net charges (credits)	19	(26)	44	—	44	39	—	39	0.03
Litigation-related net charges (credits)	—	—	—	—	—	(0)	—	(0)	(0.00)
Investment portfolio net losses (gains)	—	—	—	26	26	19	—	19	0.01
EU MDR implementation costs	9	(4)	13	—	13	12	—	12	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	43	—	43	0.03
Discrete tax items	—	—	—	—	—	17	—	17	0.01
Adjusted	$2,071	$1,322	$750	$(104)	$646	$595	$(14)	$581	$0.41

(1) For the three months ended September 30, 2022 and 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (2)
Reported	$6,495	$5,248	$1,247	$(502)	$745	$558	$(42)	$516	$0.36
Non-GAAP adjustments:
Amortization expense	—	(604)	604	—	604	519	—	519	0.36
Intangible asset impairment charges	—	(132)	132	—	132	103	—	103	0.07
Acquisition / divestiture-related net charges (credits)	73	(177)	250	26	276	279	—	279	0.19
Restructuring and restructuring-related net charges (credits)	49	(33)	82	—	82	71	—	71	0.05
Litigation-related net charges (credits)	—	(42)	42	—	42	33	—	33	0.02
Investment portfolio net losses (gains)	—	—	—	8	8	4	—	4	0.00
EU MDR implementation costs	33	(19)	52	—	52	45	—	45	0.03
Debt extinguishment charges	—	—	—	194	194	149	—	149	0.10
Deferred tax expenses (benefits)	—	—	—	—	—	98	—	98	0.07
Discrete tax items	—	—	—	—	—	(0)	—	(0)	(0.00)
Adjusted	$6,651	$4,242	$2,409	$(274)	$2,135	$1,858	$(42)	$1,816	$1.26

	Nine Months Ended September 30, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (2)
Reported	$6,022	$5,003	$1,019	$(62)	$957	$946	$(42)	$905	$0.63
Non-GAAP adjustments:
Amortization expense	—	(549)	549	—	549	496	—	496	0.35
Intangible asset impairment charges	—	(173)	173	—	173	148	—	148	0.10
Acquisition / divestiture-related net charges (credits)	33	52	(19)	(425)	(444)	(449)	—	(449)	(0.31)
Restructuring and restructuring-related net charges (credits)	59	(74)	133	—	133	118	—	118	0.08
Litigation-related net charges (credits)	—	(302)	302	—	302	233	—	233	0.16
Investment portfolio net losses (gains)	—	—	—	178	178	136	—	136	0.09
EU MDR implementation costs	24	(12)	35	—	35	32	—	32	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	86	—	86	0.06
Discrete tax items	—	—	—	—	—	(21)	—	(21)	(0.01)
Adjusted	$6,138	$3,946	$2,191	$(308)	$1,883	$1,725	$(42)	$1,683	$1.17

(2) For the nine months ended September 30, 2022 and 2021, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q4 and FY 2022 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q4 2022 Estimate		Full Year 2022 Estimate
	(Low)	(High)
Reported growth	2.0%	4.0%	~6.5%
Less: Impact of foreign currency fluctuations	(6.5)%	(6.5)%	~(5.0)%
Operational growth	8.5%	10.5%	~11.5%
Less: Impact of certain acquisitions / divestitures	1.5%	1.5%	~2.5%
Organic growth	7.0%	9.0%	~9.0%

Earnings per Share

	Q4 2022 Estimate		Full Year 2022 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.23	$0.28	$0.57	$0.63

Amortization expense	0.12	0.12	0.48	0.48
Intangible asset impairment charges	—	—	0.07	0.07
Acquisition / divestiture-related net charges (credits)	0.04	0.03	0.23	0.22
Restructuring and restructuring-related net charges (credits)	0.03	0.02	0.08	0.07
Litigation-related net charges (credits)	—	—	0.02	0.02
Debt extinguishment charges	—	—	0.10	0.10
Other adjustments	0.04	0.04	0.15	0.14
Adjusted results	$0.45	$0.48	$1.71	$1.74

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits), which include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits); and certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.